UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 12, 2024

ARES CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Facility.

On April 12, 2024, Ares Capital Corporation (the “Company”) amended and restated its senior secured credit facility, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as the administrative agent (as amended and restated, the “A&R Credit Facility”). The A&R Credit Facility, among other things, (a) reduced the total commitment under the A&R Credit Facility from approximately $4.8 billion to approximately $4.5 billion, (b) extended the expiration of the revolving period for lenders electing to extend their revolving commitments in an amount equal to approximately $3.0 billion from April 19, 2027 to April 12, 2028, during which period the Company, subject to certain conditions, may make borrowings under the A&R Credit Facility, (c) extended the stated maturity date for lenders electing to extend their revolving commitments in an amount equal to approximately $3.0 billion from April 19, 2028 to April 12, 2029 and (d) extended the stated maturity date for approximately $1.0 billion of the lenders electing to extend their term loan commitments from April 19, 2028 to April 12, 2029. Lenders who elected not to extend their revolving commitments in an amount equal to approximately $269 million and $107 million will remain subject to a revolving period expiration of March 31, 2026 and March 31, 2025, respectively, and a stated maturity date of March 31, 2027 and March 31, 2026, respectively. Lenders who elected not to extend their term loan commitments in an amount equal to $70 million, $41 million and $28 million will remain subject to a maturity date of April 19, 2028, March 31, 2027 and March 31, 2026, respectively.

The A&R Credit Facility is composed of a revolving loan tranche equal to approximately $3.4 billion and a term loan tranche in an amount equal to approximately $1.1 billion. The A&R Credit Facility includes an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the facility by an amount up to approximately $2.2 billion.

The A&R Credit Facility continues to be secured by a material portion of the Company’s assets (excluding, among other things, investments held in and by certain subsidiaries of the Company or investments in certain portfolio companies of the Company) and guaranteed by certain subsidiaries of the Company.

Under the A&R Credit Facility, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities, including, without limitation, covenants related to: (a) limitations on the incurrence of additional indebtedness and liens, (b) limitations on certain investments, (c) limitations on certain asset transfers and restricted payments, (d) maintaining a certain minimum stockholders’ equity, (e) maintaining a ratio of total assets (less total liabilities not representing indebtedness) to total indebtedness, of the Company and its subsidiaries (subject to certain exceptions), of not less than 1.5:1.0, and (f) limitations on the creation or existence of agreements that prohibit liens on certain properties of the Company and certain of its subsidiaries. The A&R Credit Facility also continues to include usual and customary events of default for senior secured credit facilities of this nature.

In addition to the asset coverage ratio described above, borrowings under the A&R Credit Facility (and the incurrence of certain other permitted debt) will continue to be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in the Company’s portfolio.

The description above is only a summary of the material provisions of the A&R Credit Facility and is qualified in its entirety by reference to a copy of the A&R Credit Facility, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Amendment to BNP Funding Facility.

On April 12, 2024, the Company and ARCC FB Funding LLC, a wholly owned subsidiary of the Company (“AFB LLC”), amended the document governing AFB LLC’s revolving funding facility (the “BNP Funding Facility”) by entering into a Seventh Amendment to the Revolving Credit and Security Agreement (the “BNP Amendment”). The BNP Amendment, among other things, adjusted the interest rate charged on the BNP Funding Facility from an applicable SOFR or a “base rate” (as defined in the BNP Funding Facility) plus a margin of (i) 2.65% during the reinvestment period and (ii) 3.15% following the reinvestment period to an applicable SOFR or a “base rate” plus a margin of (i) 2.50% during the reinvestment period and (ii) 3.00% following the reinvestment period. The other terms of the BNP Funding Facility remained materially unchanged.

The description above is only a summary of the material provisions of the BNP Amendment and is qualified in its entirety by reference to a copy of the BNP Amendment, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

10.1	Fifteenth Amended and Restated Senior Secured Credit Agreement, dated as of April 12, 2024, among Ares Capital Corporation, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Seventh Amendment to the Revolving Credit and Security Agreement, dated as of April 12, 2024, among ARCC FB Funding LLC, as borrower, the lenders from time to time parties thereto, BNP Paribas, as administrative agent and lender, Ares Capital Corporation, as equityholder and servicer, and U.S. Bank National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: April 17, 2024

	By:	/s/ Scott C. Lem
	Name:	Scott C. Lem
	Title:	Chief Financial Officer